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                               GUARANTY AGREEMENT

                                     between

                              M.D.C. HOLDINGS, INC.
                                  as guarantor

                                       and

                             Bank One, Denver, N.A.,
                         not in its individual capacity
                 but solely as Trustee, under that Indenture of
                        Trust, dated as of June 1, 1994,
              between it and Superior Metropolitan District No. 2,
                                 as beneficiary

                            Dated as of June 1, 1994

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          GUARANTY AGREEMENT, dated as of June 1, 1994 (the "Guaranty
Agreement"), between M.D.C. Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Guarantor"), and Bank One, Denver, N.A., not in its individual capacity but solely as trustee (the "Trustee") under the Indenture of Trust, dated as of June 1, 1994 (the "Indenture"), between Superior Metropolitan District No. 2 (the "District"), as grantor, and the Trustee, as trustee.


                                 R E C I T A L S

          The District proposes to issue its Limited Tax General Obligation Refunding Bonds, Series 1994B, dated as of June 1, 1994, in the aggregate principal amount of $2,580,000 (the "Bonds") under the Indenture. In order to induce qualified investors to purchase the Bonds, the Guarantor hereby agrees to guaranty the Bonds, as provided herein. The Bonds are being used by the District to refund, pay and cancel its outstanding Series 1992B Bonds in full. The Series 1992B Bonds were originally issues to finance the acquisition of certain collector road improvements and the exchange of a termination of prepaid system development fee credits for debt. The District provides services to the Rock Creek Ranch development in the town of Superior, Colorado (the "Ranch"), which is being developed by Richmond Homes, Inc. I (the "Developer").

          The Developer is a wholly-owned subsidiary of the Guarantor and the benefits to the Developer derived from the sale of the Bonds as described above will inure indirectly to the Guarantor. The execution and delivery of this Guaranty Agreement by the Guarantor is a condition precedent to the purchase of the Bonds.


                                    GUARANTY

          SECTION 1.01. In consideration of the foregoing, the Guarantor hereby absolutely and unconditionally guarantees, in accordance with the terms hereof, in favor of the Trustee for the benefit of the registered owners from time to time of the Bonds (individually, a "Holder," and together, the "Holders"), and, subject to the limitations set forth below, directly in favor of each Holder,
(a) the full and prompt payment of the principal of the Bonds when and as the same becomes due, whether at the stated maturity thereof, by call for redemption, by purchase of the Bonds upon optional tender as provided in the Indenture, by acceleration or otherwise, and (b) the full and prompt payment of the premium, if any, and interest on the Bonds when and as the same becomes due or as part of the purchase price of the Bonds as provided in the Indenture (collectively, the "Guaranteed Obligations"). All payments by the Guarantor shall be paid in lawful money of the United States of America ("U.S. Legal Tender"). The Guarantor shall make deposits of funds pursuant hereto with the Trustee on the date specified by the Trustee pursuant to Section 3.09 of the Indenture. Each and every default in the payment of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, subject, however, to the limitation that a Holder shall have the right to pursue any remedy hereunder only to the extent such Holder then has the right to pursue an individual remedy under the provisions of the Indenture. The Guarantor agrees further to pay in each case all expenses, charges, costs and fees, including court costs and reasonable attorneys' fees, paid or incurred by the Trustee or any Holder in realizing upon any of the payments hereby guaranteed or in enforcing this Guaranty Agreement, and in each and every case to the same extent as the District shall be liable for expenses, charges, costs and fees under the Indenture.

          SECTION 1.02. The obligations of the Guarantor under this Guaranty Agreement shall be binding upon it and its successors and assigns, shall be absolute and unconditional and shall remain in full force and effect until the entire principal of, and the premium, if any, and interest on, the Bonds and other amounts payable under the Indenture shall have been paid, or until the obligations of the Guarantor hereunder shall have been released pursuant to
Section 5.01 or 5.02 hereof, and such obligations shall not be affected, modified or impaired, upon the happening from time to time of any event, including without limitation any of the following:

               (a) the compromise, settlement, release, discharge or termination, voluntarily or by operation of law, of any or all of the obligations, representations, warranties, covenants or agreements of the District under the Bonds or the Indenture;

               (b) the default or failure of the Guarantor fully to perform any of its obligations, representations, warranties, covenants or agreements set forth in this Guaranty Agreement;

               (c) the waiver of the payment, performance or observance by the District or the Guarantor of any of their respective obligations, representations, warranties, covenants or agreements contained in the Indenture, the Bonds or this Guaranty Agreement;

               (d) the extension of the time for payment of any principal of, or the premium, if any, or interest on, any Bond or of the time for performance of any other obligations, representations, warranties, covenants or agreements under or arising out of the Indenture or this Guaranty Agreement or the extension or the renewal of any thereof on any one or more occasions for any length of time;

               (e) the modification or amendment (whether material or otherwise) of any obligation, representation, warranty, covenant or agreement set forth in the Indenture;

               (f) the taking or the omission of any of the actions referred to in the Indenture and any actions under this Guaranty Agreement;

               (g) any failure, omission, delay or lack on the part of the District or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the District or the Trustee in this Guaranty Agreement, the Indenture, any other instrument or contract or any other act or acts on the part of the District, the Developer, the Trustee or any of the Holders;

               (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor, the District or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty Agreement in any such proceeding;

               (i) the release or discharge of the Guarantor from the performance or observance of any obligation, representation, warranty, covenant or agreement contained in this Guaranty Agreement by operation of law, except to the extent of such release or discharge;

               (j) the failure to give notice to the Guarantor of the occurrence of an Event of Default (as defined below and in the Indenture) under the terms and provisions of this Guaranty Agreement or the Indenture;

               (k) the termination or modification of any relationship between the Guarantor and any Subsidiary (as hereinafter defined) of the Guarantor or between the Guarantor or any such Subsidiary and the District; or

               (l) any other circumstance, occurrence or condition, whether similar or dissimilar to any of the foregoing, that might be raised in avoidance of or in defense against any action to enforce the obligations of the Guarantor under the provisions hereof, including without limitation, all defenses available to sureties.

          Prior to a release of the obligations of the Guarantor hereunder pursuant to Section 5.01 or 5.02, the obligations of the Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the District is rescinded or must be otherwise restored by the Trustee or any Holders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and whether or not this Guaranty Agreement has been surrendered to the Guarantor or otherwise cancelled.

          SECTION 1.03. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature that the Guarantor or the District may have or may come to have against the District, the Trustee or any Holder shall be available hereunder to the Guarantor; provided that nothing contained herein shall prohibit the Guarantor from asserting any claim against the District, the Trustee or any Holder in a separate proceeding, which proceeding shall in no way delay the prompt performance by the Guarantor of its obligations hereunder.

          SECTION 1.04. The Guarantor agrees that the Trustee or the Holders may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty Agreement or giving rise to any limitation, impairment or discharge of the Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or other terms of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse substitutions for the Guaranteed Obligations or any agreement relating thereto, (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of the Guaranteed Obligations, (iv) release, refrain from enforcing, exchange, compromise, subordinate, impair or modify, with or without consideration, any security for payment of the Guaranteed Obligations or any other guaranties of the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Trustee or the Holders in respect of this Guaranty Agreement or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Trustee or the Holders, or any of them may have against any such security, as the Trustee (on behalf of the Holders), in its discretion, may determine pursuant to any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and (vi) exercise or refrain from exercising any other rights available to the Trustee, the Holders, or any of them under the Indenture, at law or in equity.

          SECTION 1.05. In the event of a default by the District (a) in the payment of principal of any Bond when and as the same becomes due, whether at the stated maturity thereof, by call for


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redemption, by purchase of the Bonds as provided in the Indenture, by acceleration or otherwise, (b) in the payment of any premium or interest on any Bond when and as the same becomes due, or (c) in payment of any other amounts payable under the Indenture as the same becomes due, and regardless of the reason for any such default, the Guarantor shall, upon demand by the Trustee, pay such amount that will, together with the amount, if any, paid by the District, result in payment of the full amount in default to the Trustee for the benefit of the Holders. The Trustee, in its sole discretion, shall have the right to proceed first and directly against the Guarantor under this Guaranty Agreement without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the District or the Trustee.

          SECTION 1.06. Anything contained in this Guaranty Agreement to the contrary notwithstanding, except as provided herein with respect to the expenses incurred in connection with the enforcement hereof and subject to automatic reinstatement as provided in that last paragraph of Section 1.02 hereof, the obligations of the Guarantor hereunder shall be satisfied in full and discharged upon the payment by the Guarantor to the Trustee of an amount equal to the aggregate principal of, and the premium, if any, and interest on, the Bonds, and all other amounts due or to become due under the Indenture, less all amounts theretofore deposited with the Trustee, whether under the Indenture or otherwise, for the payment thereof.

          SECTION 1.07. The Guarantor hereby waives, for the benefit of the Trustee and the Holders, (a) any right to require the Trustee or the Holders, as a condition of payment or performance by the Guarantor, to (i) proceed against any other guarantor of the Guaranteed Obligations or any other person or entity,
(ii) proceed against or exhaust any security held from any other guarantor of the Guaranteed Obligations or any other person or entity, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee or the registered owners of the Bonds in favor of any other person or entity, or (iv) pursue or exhaust any other remedy or power against any other person or entity whatsoever; (b) notices (other than notices required hereunder), demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty Agreement, notices of default under the Indenture or any agreement or instrument related thereto, and notices of any of the matters referred to in
Section 1.04 hereof and any right to consent to any thereof; and (c) any defenses or benefits that may be derived from or afforded by law, whether now in effect or hereafter adopted, that limit the liability of or exonerate guarantors or sureties. Nothing herein shall be deemed to affect or limit any rights of the Guarantor to obtain judgments for damages or equitable remedies for


                                     5

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breaches of duty (whether by contractual obligations or otherwise), if any, by the Trustee or the District; PROVIDED, HOWEVER, that no actions initiated or taken by or on behalf of Guarantor or for Guarantor's benefit relating to the collection or enforcement of any such judgment or equitable remedy shall interrupt, delay, or otherwise interfere with the due and punctual payment and collection of each and every amount payable hereunder or pursuant hereto to the Trustee or any Holder even if, before and/or after the making of such payment and/or collection, the Trustee, such Holder or the District has an unsatisfied liability to Guarantor or any other person. Without limiting the generality of the foregoing, it is agreed that if any lien or security interest granted to, or in favor of, the Trustee or any Holders shall fail to be perfected, such occurrence shall not affect the liability of the guarantor hereunder.

          SECTION 1.08. Until the Guaranteed Obligations shall have been indefeasibly paid in full without the possibility of an automatic reinstatement as provided herein, the Guarantor agrees that it shall withhold exercise of (a) any right of subrogation, (b) any right of contribution the Guarantor may have against any other guarantor of the Guaranteed Obligations, (c) any right to enforce any remedy which the Trustee or Holders may have against the District, or (d) any benefit of, and any right to participate in, any security now or hereafter held by the Trustee. Notwithstanding the foregoing, the Guarantor shall be permitted to exercise all of its rights as a holder of Exchange Bonds or Interest Certificates as those terms are defined in the Indenture or its rights under the Reimbursement Agreement between the Guarantor and the District (the "Reimbursement Agreement"). The Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Guarantor may have against any collateral or security, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders and the Trustee may have to any such collateral or security and to any right the Trustee and the Holders have against the District or such other guarantor.

          SECTION 1.09. It is not necessary for the Trustee and the Holders to inquire into the capacity or powers of the Guarantor or the officers, directors or any agents acting or purporting to act on behalf of the Guarantor.

          SECTION 1.10. Subject to Section 1.08 hereof, the Trustee hereby agrees that the Guarantor shall be fully subrogated to the rights of the owners of the Bonds under the Indenture with respect to which payments of principal and interest have been made from payments under the Guaranty and the Guarantor may enforce the


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payment of such principal and interest against the District to the same extent and in the same manner as if the Guarantor were the owner of the principal or interest with respect to which payments were made, PROVIDED, HOWEVER, the rights of the Guarantor, as a holder of the Exchange Bonds and Interest Certificates, shall not be governed by this Section 1.10 but rather by the applicable terms of the Indenture and its rights under the Reimbursement Agreement shall be governed thereby.


                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

          SECTION 2.01. The Guarantor hereby represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and that it has full power to execute, deliver and perform its obligations under this Guaranty Agreement and has duly authorized, executed and delivered this Guaranty Agreement.

          SECTION 2.02. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or by-laws of the Guarantor, any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Guarantor is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Guarantor or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated.

          SECTION 2.03. Solely with respect to the Guarantor and any corporation of which at least a majority of the aggregate voting power of all classes of voting stock is directly or indirectly beneficially owned by the Guarantor, any entity other than a corporation of which the Guarantor directly or indirectly beneficially owns at least a majority of the voting stock of such entity or of the manager or general partner of such entity, and any entity (other than political subdivisions or enterprises thereof or governmental agencies) required to be consolidated for financial accounting purposes in accordance with generally accepted accounting principles (a "Subsidiary"), the Preliminary Private Placement Memorandum dated March 14, 1994 ("PPM"), the Limited Offering Memorandum dated June 8, 1994 ("LOM") and the Revised Limited Offering Memorandum dated August 3, 1994 ("Revised LOM"), relating to the Bonds, including all information incorporated


                                     7

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therein by reference, as of their respective dates, and, with respect to the
Revised LOM, as of the date of the issuance of the Bonds, do not include any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading, except to the extent a statement in the PPM has been superseded by a statement in the LOM or a statement in the PPM or LOM has been superceded by a statement in the Revised LOM.

          SECTION 2.04. The financial statements of the Guarantor and its Subsidiaries together with related notes thereto contained in the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1993, as amended, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 included in the PPM, the LOM and the Revised LOM, as the case may be, present fairly the financial position of the Guarantor and its consolidated Subsidiaries and the results of their operations and the changes in their financial position at their respective dates and for the respective periods for which they apply; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods concerned except as otherwise stated therein.


                             COVENANTS OF GUARANTOR

          SECTION 3.01. (a) The Guarantor shall not consolidate with or merge with or into another Person (as defined in the Indenture) or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) the resulting, surviving or transferee entity (the "Surviving Person") is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia, and the Surviving Person, if other than the Guarantor, expressly assumes by written instrument all of the obligations of the Guarantor under this Guaranty Agreement, (ii) no Event of Default shall exist or shall occur immediately before or after giving effect to such transaction, either under this Guaranty Agreement or under the Indenture, and (iii) immediately after giving effect to such transaction, on a PRO FORMA basis, the consolidated net worth, calculated in accordance with generally accepted accounting principles as in effect in the United States applied on a basis consistent with that used in the preparation of the audited financial statements of the Guarantor for the fiscal year ended December 31, 1993 ("GAAP Net Worth"), of the Surviving Person (computed on a consolidated basis) is at least equal to $100,000,000 and either (a) the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture, as amended, among M.D.C. Holdings, Inc. and the Guarantors and Pledgors, named therein, and


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First Bank National Association, as Trustee, dated as of December 15, 1993 and relating to the issuance of $190,000,000 principal amount of 11 1/8% Senior Notes due 2003, whether or not it is in effect (the "Senior Notes Indenture")) of the Surviving Person is at least 1.50 to 1.00; or (b) the ratio of the Indebtedness (as defined in the Senior Notes Indenture) of the Surviving Person on a consolidated basis (excluding for purposes for such calculation Indebtedness specifically permitted to be Incurred pursuant to Section 4.11(A) of the Senior Notes Indenture, other than with respect to clause (g) thereof) to Consolidated Net Worth (as defined in the Senior Notes Indenture) of the Surviving Person on a consolidated basis is less than (x) 3.25 to 1.00 if the transaction occurs prior to December 31, 1994, (y) 3.375 to 1.00 if the transaction occurs in calendar year 1995 and (z) 3.50 to 1.00 if the transaction occurs in calendar year 1996 or thereafter. The provisions of clause (iii) above shall not apply to a transaction or series of related transactions in which the sole participants are wholly-owned Subsidiaries of the Guarantor and the Guarantor or other wholly-owned Subsidiaries of the Guarantor. In addition, if the Guarantor sells all of the capital stock of the Developer, or if the Developer sells all or substantially all of its interests as the Developer in the Ranch, to any Person who is, controls, is controlled by, or is under common control with, a Person who meets the criteria set forth in the immediately following clauses (i) and (ii) (the Person meeting such criteria is referred to herein as an "Affiliated Person"): (i) a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) immediately after giving effect to such transaction, on a PRO FORMA basis, has a GAAP Net Worth of at least $100,000,000, and has either
(a) a Consolidated Fixed Charge Coverage Ratio (as defined in the Senior Notes Indenture) of at least 1.50 to 1.00, or (b) a ratio of Indebtedness (as defined in the Senior Notes Indenture) on a consolidated basis (excluding for purposes for such calculation other Indebtedness specifically permitted to be Incurred pursuant to Section 4.11(A) of the Senior Notes Indenture, other than with respect to clause (g) thereof) to Consolidated Net Worth (as defined in the Senior Notes Indenture) on a consolidated basis of less than (x) 3.25 to 1.00 if the sale takes place on or prior to December 31, 1994, (y) 3.375 to 1.00 if the sale takes place in calendar year 1995 and (z) 3.50 to 1.00 if the sale takes place in calendar year 1996 or thereafter, as established in financial statements audited by a firm of independent certified public accountants, the Guarantor may assign its obligations hereunder to such Affiliated Person (which for the purposes of this Section 3.01 shall be a "Surviving Person"), if such Affiliated Person expressly assumes by written instrument all of the obligations of the Guarantor under this Guaranty Agreement, PROVIDED, HOWEVER, after such assignment, the Guarantor shall not reacquire, directly or indirectly, any such capital stock or material interests unless the obligations of the Guarantor hereunder are reassigned to it and at the time of such reassignment

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it meets the criteria set forth in clauses (i) and (ii) of this sentence.
Notwithstanding anything else to the contrary herein, the Trustee and the Holders shall receive at least ten (10) Business Days (as defined in the Indenture) before the completion of a transaction permitted by this
Section 3.01(a), (i) an opinion of municipal bond counsel to the effect that the interest and premium, if any, payable on the Bonds after the effective date of the transaction, will remain tax-exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, (ii) a certificate of the Chief Financial Officer of the Surviving Person certifying that the GAAP Net Worth of the Surviving Person equals or exceeds $100,000,000, and that the applicable ratio criteria is satisfied (briefly setting forth such calculation), with a reasonably detailed explanation of any difference between GAAP Net Worth and the net worth of the Surviving Person as calculated in its most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission (the "SEC") or in an alternative document, if such filings are not made, meeting the requirements of the last sentence of Section 3.05 hereof and provided to the Trustee and the Holders with the certificate, and (iii) in a transaction where the Guarantor is not the Surviving Person, an opinion of counsel (subject to customary qualifications) to the Surviving Person obligated under this Guaranty Agreement acceptable to the Trustee, to the effect that the Surviving Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, that it has full power to execute, deliver and perform its obligations under the written assumption of the obligations of the Guarantor under this Guaranty Agreement and has duly authorized, executed and delivered the written assumption of the obligations of the Guarantor under this Guaranty Agreement that the written assumption of the obligations of the Guarantor under this Guaranty Agreement is valid, binding and enforceable against the Surviving Person, and that the execution and delivery of the written assumption of the obligations of the Guarantor under this Guaranty Agreement, and the performance thereof, and compliance with the terms of this Guaranty Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation, as amended, or by-laws of the Surviving Person, any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Surviving Person is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Surviving Person or its property, and that the consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the performance of the terms of this Guaranty Agreement.

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          (b)  For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

          (c) Upon any consolidation or merger of the Guarantor, or any transfer of assets by the Guarantor or the Developer in accordance with this
Section 3.01, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under this Guaranty Agreement with the same effect as if such Surviving Person had been named as the Guarantor herein. When a Surviving Person duly assumes in writing all of the obligations of the Guarantor pursuant hereto, the predecessor shall be released from such obligations.

          (d) The Guarantor, so long as any Bonds remain outstanding, shall not dissolve its corporate existence (other than in connection with a transaction permitted by this Section 3.01) nor shall its Board of Directors or shareholders be asked to vote in any manner upon such a dissolution proposal, unless adequate provision has been made with respect to the District's obligations to the Holders pursuant to Article VII of the Indenture.

          SECTION 3.02. The Guarantor agrees to provide the certificates of its Chief Financial Officer described in Section 2.04(b) of the Indenture. The Guarantor further agrees to cooperate with the District and the Trustee in connection with the Net Worth Offer (as defined in the Indenture) provided for in Section 2.04(b) of the Indenture and confirms that the District's obligations pursuant to such Section of the Indenture are included within the Guaranteed Obligations unconditionally guaranteed by it hereunder.

          SECTION 3.03. The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Guarantor from paying all or any portion of the principal of or interest and premium, if any, on the Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guaranty Agreement; and (to the extent that it may lawfully do so) the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. Further, the Guarantor covenants that it will not cause, either directly or indirectly (including through a Subsidiary), an Event of Default under the Indenture which permits acceleration of the Bonds by any willful action or inaction on its part.

          SECTION 3.04. (a) The Guarantor shall deliver, or cause to be delivered, to the Trustee and each Holder within 120 days after the end of its fiscal year, a certificate signed by the Chief Financial Officer of the Guarantor (the "Chief Financial Officer's Certificate") stating that a review of the Guarantor's activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the Chief Financial Officer with a view to determining whether the Guarantor has kept, observed, performed and fulfilled its obligations under this Guaranty Agreement and whether or not the Chief Financial Officer knows of any failure by the Guarantor or any Subsidiary of the Guarantor to comply with any conditions or covenants in this Guaranty Agreement or in any other Indebtedness (as defined in the Senior Notes Indenture) (other than Non-recourse Indebtedness [as defined in the Senior Notes Indenture] and Indebtedness of the Guarantor's asset management subsidiaries) setting forth terms pursuant to which money has been borrowed by the Guarantor or any Subsidiary and that has an outstanding principal amount of $5,000,000 or more in the aggregate, which has been accelerated and is due and owing, and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Chief Financial Officer's Certificate shall have attached to it a copy of that portion of the written report of the Guarantor's independent certified public accountants required by Section 4.7(b) of the Senior Notes Indenture or any similar provision in any subsequent credit document relating to the Guarantor's major credit facility relating to net worth calculations. The Chief Financial Officer's Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Guarantor shall, so long as any of the Bonds are outstanding (as defined in the Indenture), deliver to the Trustee, promptly upon becoming aware of any Event of Default under this Guaranty Agreement, a certificate signed by an officer of the Guarantor specifying such Event of Default and what action the Guarantor is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of an Event of Default unless one of its trust officers receives notice of the Event of Default giving rise thereto from the Guarantor or the registered owners of at least 25% in aggregate principal amount of the Bonds then outstanding.

          SECTION 3.05. The Guarantor shall deliver to the Trustee and each Holder within 15 days after it files the same with the SEC, copies of all reports and information, if any, exclusive of exhibits, which the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Guarantor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), it shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," substantially equivalent to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act.


                                EVENTS OF DEFAULT

          SECTION 4.01. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any amount under this Guaranty Agreement as and when the same becomes due and payable;

          (2) default in the observance or performance of, or breach of, any other covenant, agreement or warranty of the Guarantor contained in this Guaranty Agreement and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Guarantor by the Trustee, or to the Guarantor and the Trustee by Holders of at least a majority in aggregate principal amount of the outstanding Bonds, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder provided, however, if such default cannot be remedied within such 45 day period, it shall not constitute an Event of Default if action to remedy such default is instituted within such 45 day period and diligently pursued thereafter until the default is corrected as long as such default is remedied within 90 days after receipt of the Notice of Default to correct said default or cause said default to be corrected;

          (3) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Guarantor as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Guarantor or any of its Material Subsidiaries (as defined in the Senior Notes Indenture) under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Guarantor, any of its Material Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 45 consecutive days;

          (4) the Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any bankruptcy law, become insolvent, fail generally to pay its debts as they become due; and

          (5) Upon (i) the acceleration of Indebtedness (as defined in the Senior Notes Indenture) (other than Non-Recourse Indebtedness [as defined in the Senior Notes Indenture] and Indebtedness of the Guarantor's asset management subsidiaries) of the Guarantor or its Subsidiaries that has an outstanding principal amount of $5,000,000 or more in the aggregate to be immediately due and payable, or any failure to pay any amount in excess of $5,000,000 pursuant to any guaranty by the Guarantor or any of its Subsidiaries when such amount is due and payable after any applicable cure period; and (ii) such acceleration or claim arising from such failure to pay is not withdrawn or otherwise rescinded (whether due to payment or otherwise) within a period of fifteen Business Days after such acceleration or claim.

If the Bonds are accelerated under the Indenture, and the Guarantor notifies the Trustee in writing within 5 Business Days of such acceleration that it prefers to purchase such Bonds rather than pay the Trustee such amounts as may be necessary for the full payment of the Bonds pursuant to the terms of this Guaranty Agreement, the Guarantor, or a designee of the Guarantor that is a Subsidiary of the Guarantor, may purchase such Bonds from the Trustee upon the payment to the Trustee of all amounts then due and payable to the Trustee under this Guaranty Agreement, subject, however, to the last sentence of Section 3.03 hereof.

          SECTION 4.02. If the Guarantor fails to pay any amounts under this Guaranty Agreement forthwith as required by the terms hereof, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may, in accordance with the terms of the Indenture, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor or any other obligor upon the Bonds wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 4.03. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Guaranty Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                               RELEASE OF GUARANTY

          SECTION 5.01. This Guaranty Agreement shall terminate and the obligations of the Guarantor hereunder shall be released if, as of the date of such release, (i) the certified assessment valuation of property values in the District for each of two consecutive fiscal years is an amount of valuation upon which fifty (50) mills in property taxes, if levied, would result in an amount of no less than $1,235,000 in ad valorem tax revenues, (ii) certificates by the County Assessor are delivered to the Trustee showing such final assessed valuations, and (iii) there shall have been delivered to the Trustee an opinion of Bond Counsel to the effect that under then applicable law the District has the authority to increase its mill levy to the Maximum Mill Levy (as defined in the Indenture) without further authorization from the District electorate as provided in Section 4.02 of the Indenture.

          SECTION 5.02. This Guaranty Agreement shall terminate and the obligations of the Guarantor hereunder shall be released upon the replacement of this Guaranty Agreement, in accordance with the terms of Section 4.08 of the Indenture, with an instrument meeting the requirements of the definition of "Qualified Credit Enhancement," in the Indenture. The Guarantor and the Trustee agree to cooperate with each other and the District in connection with such replacement. The Trustee shall be required to acknowledge the release of this Guaranty Agreement pursuant to this Section 5.02 only upon compliance with the terms of Section 4.08 of the Indenture. If the Guarantor determines, in its sole discretion, to replace this Guaranty Agreement with a Qualified Credit Enhancement, the Guarantor shall provide the Trustee, the District, the Developer and the Holders of the Bonds with written notice of such determination, a copy of the instrument in draft form with which the Guarantor expects to replace this Guaranty Agreement and a written summary of the material terms of such instrument. Such replacement shall only be effected upon compliance with Section 4.08 of the Indenture and the execution of a Supplement to the Indenture providing for the Qualified Credit Enhancement and such other documents as may be necessary to assure the benefits of the Qualified Credit Enhancement to the Trustee and the Holders of the Bonds. The Trustee agrees to cooperate with the Guarantor to complete the replacement of this Guaranty Agreement with a Qualified Credit Enhancement, upon Guarantor's written request, as quickly as may be reasonably practicable.


                                  MISCELLANEOUS

          SECTION 6.01. This Guaranty Agreement is solely for the benefit of the Trustee and the Holders of the Bonds. The Trustee shall be entitled to enforce performance and observance of this Guaranty Agreement for and on behalf of the Holders, in accordance with the provisions of the Indenture.

          SECTION 6.02. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Indenture or this Guaranty Agreement or now or hereafter existing at law or equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Guaranty Agreement, it shall not be necessary to give any notice to the Guarantor. In the event any provision contained in this Guaranty Agreement should be breached by the Guarantor and thereafter duly waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing.

          SECTION 6.03. Wherever possible, each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of the Guaranty Agreement.

          SECTION 6.04. The Guarantor acknowledges that its obligations to pay the Guaranteed Obligations hereunder are not and cannot be subordinated to the prior payment of any other debt of the Guarantor.

          SECTION 6.05. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          SECTION 6.06. Waivers of Events of Defaults hereunder, amendments to the terms hereof and direction of the Trustee in connection with matters rising hereunder by the Holders shall be governed by Sections 8.11, 10.02, 10.04 and
8.03 of the Indenture, respectively, or such other provisions of the Indenture as may be applicable.

          IN WITNESS WHEREOF, the Guarantor and the Trustee have caused this Guaranty Agreement to be executed as of the date first above written.

                                   M.D.C. HOLDINGS, INC.
                                   a Delaware corporation



                                   By: /s/ Paris G. Reece III
                                      --------------------------
                                   Title: Vice President
                                         -----------------------
(CORPORATE)
(  SEAL   )



ATTEST:



/s/ Carol S. Raznick
- - -------------------------
Secretary (Assistant)



                                   BANK ONE, DENVER, N.A.
                                   as Trustee



                                   By: /s/ Charles W. Smedley, Jr.
                                      ----------------------------
                                   Title: Vice President
                                         -------------------------
(CORPORATE)
(  SEAL   )


ATTEST:


 /s/ Eugene H. Yoshida
- - ---------------------------
       Eugene H. Yoshida
Vice President & Trust Officer

(STATE OF COLORADO       )
                         )      ss.
CITY AND COUNTY OF DENVER)

          The foregoing instrument was acknowledged before me this 4th day of August, 1994, by Paris G. Reece III, as Vice President, and Carol S. Raznick, as Assistant Secretary, of M.D.C. Holdings, Inc.

          WITNESS my hand and official seal.

          My commission expires: July 10, 1995.


(Notary Public)
(     Seal    )                     /s/ Steven W. Sackman
                                   ----------------------------
                                   Notary Public
                                   410 Seventeenth Street, 22nd Floor
                                   Denver, Colorado 80202-4437


(STATE OF COLORADO       )
                         )      ss.
CITY AND COUNTY OF DENVER)

          The foregoing instrument was acknowledged before me this 4th day of August, 1994, by Charles W. Smedly, Jr., as Vice President, and Eugene H. Yoshida, as Vice President & Trust Officer, of Bank One, Denver, N.A.

          WITNESS my hand and official seal.

          My commission expires: July 10, 1995.


(Notary Public)                     /s/ Steven W. Sackman
(     Seal    )                    ----------------------------
                                   Notary Public
                                   410 Seventeenth Street, 22nd Floor
                                   Denver, Colorado 80202-4437